UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  June 12, 2007

Date of earliest event reported:  June 12, 2007

NORTHWEST AIRLINES CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 726-2111

Registrant’s Web site address:  www.nwa.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On June 6, 2007, Northwest Airlines Corporation (the “Company”) issued a press release announcing that Douglas M. Steenland, President and Chief Executive Officer of the Company, will make a presentation to investors on Tuesday, June 12, 2007 at 6:30 p.m. (EDT) at the Merrill Lynch Global Transportation Conference. An audio webcast of the presentation will be available on the Company’s website at http://ir.nwa.com. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”). Materials to be used in connection with Mr. Steenland’s presentation are being furnished as Exhibit 99.2 to this Report.

In accordance with general instruction B.2 of Form 8-K, the information in this Report (including exhibits) that is being furnished pursuant to item 7.01 of Form 8-K shall not be deemed to be “filed” for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report. This Report shall not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The presentation materials furnished as Exhibit 99.2 to this Report include financial information not prepared in accordance with generally accepted accounting principles (“Non-GAAP Financial Measures”). A reconciliation of the Non-GAAP Financial Measures to financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, appears in an appendix to the presentation materials.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release of Northwest Airlines dated June 6, 2007
Exhibit 99.2	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: June 12, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release of Northwest Airlines dated June 6, 2007

Exhibit 99.2	Presentation Materials